Exhibit 99.1

     1.      SEQUIAM  Completes  up  to  $3  Million  Financing Transaction with
Laurus  Funds

ORLANDO, FL., April 28 -- Sequiam Corporation (NASDAQ-OTCBB:SQUM) announced
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today that it has entered into a financing arrangement of up to $3.0 million with Laurus Master Fund, Ltd. ("Laurus Funds"), a New York City based investment fund that specializes in making direct investments in growth-stage public companies.

Under the arrangement, Sequiam issued a $2.0 million secured convertible term note with a variable rate coupon based on the WSJ Prime Rate, plus a fixed margin. The term note is convertible into equity at an initial conversion price of $0.66 per share. Laurus Funds was also issued warrants to purchase up to 666,666 shares of Sequiam's common stock. Laurus has committed to fund to Sequiam an additional $1.0 million under the financing arrangement on substantially similar terms as the initial $2.0 million funding, which additional $1.0 million will become available to Sequiam following Sequiam's completion and/or achievement of certain conditions to funding, including, without limitation, certain performance benchmarks. At the time of such additional funding, Sequiam will issue to Laurus additional warrants to purchase up to 333,334 shares of Sequiam's common stock

Sequiam's Chairman and CEO, Nicholas VandenBrekel stated, "The arrangement with Laurus Funds provides Sequiam additional capital to grow through a more aggressive sales campaign for its current line of print and travel web-based application services, biometric technologies and consulting services. We view this transaction as extremely positive for Sequiam and our shareholders."

About Sequiam

Sequiam Corporation (www.sequiam.com) is an information management, software and security Technology Company specializing in biological identification security systems, web-based application services for business as well as education and travel industries. The Orlando-based company (OTCBB:SQUM) has developed proprietary and cost-effective turnkey and customized software and hardware solutions to document management as well as security access challenges. Sequiam has also developed an Internet-based engine for use by Convention and Visitor Bureaus (CVBs) which enable visitors to book hotel, attraction, activity, airline, cruise, restaurant and rental car reservations directly on the CVB website.

For more information on the Company, please visit www.sequiam.com.

Forward-Looking  Statements:

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the company may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. Risk factors that may cause results to


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differ  from projections include, without limitation, loss of suppliers, loss of customers, inadequate capital, competition, loss of key executives, declining prices, and other economic factors. The company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.


SEQUIAM CORPORATION
300 Sunport Lane
Orlando,  FL 32809
407-541-0773

SEQUIAM CORPORATION IS:

SEQUIAM SOFTWARE, INC.
SEQUIAM SPORTS, INC.
SEQUIAM BIOMETRICS, INC.
SEQUIAM EDUCATION, INC.

Makers of: BioVault(TM), IRP(TM), and Book It Rover(TM)

    Visit our websites:
    www.sequiam.com
    www.sequiambiometrics.com
    www.sequiamsports.com
    www.bookitrover.com


SOURCE:  Sequiam Corporation

CONTACT:


        The  Eversull  Group,  Inc.
        Investor  Relations
        Jack  Eversull,  972-991-1672
        972-991-7359  fax
        jack@theeversullgroup.com


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